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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ruddick Corporation:

      We consent to the incorporation by reference in the registration statements No. 33-26302, No. 33-56567, No. 333-19085, No. 333-22659, No.
333-53671, No. 333-62768, No. 333-98265, and No. 333-105665 on Form S-8 of
Ruddick Corporation and subsidiaries of our report dated October 28, 2003, with respect to the consolidated balance sheet of Ruddick Corporation and subsidiaries as of September 28, 2003 and September 29, 2002, and the related consolidated statement of income and retained earnings, total non-owner changes in equity and cash flows for the years ended September 28, 2003 and September 29, 2002 and the related financial statement schedule - valuation and qualifying accounts and reserves, which report appears in the September 28, 2003, annual report on Form 10-K of Ruddick Corporation.

                                          /s/  KPMG LLP
Charlotte, North Carolina
December 8, 2003